UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual Meeting of Stockholders of Dynamic Materials Corporation (the “Company”) was held on May 23, 2013.  At the Annual Meeting, the stockholders of the Company approved an amendment (the “Amendment”) to the Dynamic Materials Corporation 2006 Stock Incentive Plan (the “2006 Plan”) to increase the number of shares of our common stock available for award by 675,000 shares, from 942,500 shares to 1,617,500 shares.  The Amendment was approved by the Company’s Board of Directors (the “Board”) on March 11, 2013.  The Board also approved minor, operational amendments to the 2006 Plan that did not require approval by the stockholders of the Company.

The stockholders also approved the Dynamic Materials Corporation Performance-Based Plan (the “Performance-Based Plan”).  Under the Performance-Based Plan, executive officers of the Company may receive incentive compensation based upon the achievement of a pre-established performance goal.  The Performance-Based Plan was approved by the Board on March 11, 2013.

The foregoing descriptions of the Amendment and the Performance-Based Plan do not purport to be complete and is subject to and qualified in its entirety by the actual terms of the 2006 Plan, the Amendment and the Performance-Based Plan, copies of which are included as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 23, 2013, the stockholders of the Company (i) elected the persons listed below to serve as directors of the Company until the 2014 Annual Meeting of Stockholders; (ii) approved the Amendment to the 2006 Plan to increase the number of shares of common stock available for award under the 2006 Plan from 942,500 shares to 1,617,500 shares; (iii) approved the adoption of the Performance Plan; (iv) by a non-binding advisory vote, indicated that they did not approve the compensation of the Company’s executive officers; and (v) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Company had 13,683,307 shares of Common Stock outstanding as of April 1, 2013, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 12,495,896 shares of Common Stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1                                       The stockholders elected each of the eight nominees to the Board of Directors for a one-year term.  The voting results were as follows:

Name	Shares Voted “For”	Shares Withheld	Broker Non-Votes
Kevin T. Longe	9,366,874	265,427	2,863,595
Yvon Pierre Cariou	4,008,940	5,623,361	2,863,595
Robert A. Cohen	8,213,238	1,419,063	2,863,595
James. J Ferris	7,956,030	1,676,271	2,863,595
Richard P. Graff	9,136,067	496,234	2,863,595
Bernard Hueber	7,951,368	1,680,933	2,863,595
Gerard Munera	8,189,846	1,442,455	2,863,595
Rolf Rospek	4,009,408	5,622,893	2,863,595

Proposal 2                                       The stockholders approved the Amendment to the 2006 Plan to increase the number of shares of common stock available for award under the 2006 Plan from 942,500 shares to 1,617,500 shares.  The voting results were as follows:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
6,425,787	2,368,203	838,311	2,863,595

Proposal 3                                       The stockholders approved the adoption of the Performance-Based Plan.  The voting results were as follows:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
8,900,267	709,585	22,449	2,863,595

Proposal 4                                       The stockholders, by a non-binding advisory vote, indicated that they did not approve the compensation of the Company’s executive officers.  The voting results were as follows:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
3,204,109	5,848,267	579,925	2,863,595

Proposal 5                                       The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The voting results were as follows:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
12,345,131	92,256	58,509	0

Item 8.01                                           Other Events.

The Company previously disclosed in the Proxy Statement for its 2013 Annual Meeting of Stockholders that the Board made appointments of directors to various committees of the Board, to be effective on May 23, 2013 following the annual meeting.  These assignments included the appointment of Yvon Cariou and Rolf Rospek to serve as members of the Board’s Corporate Governance and Nominating Committee (the “Governance Committee”).  Because Messers Cariou and Rospek are former employees of the Company, they are not yet considered “independent” directors for purposes of the listing requirements of Nasdaq.  While Nasdaq and SEC rules permit Messers Cariou and Rospek to serve as members of the Governance Committee, because a majority of the members of the Governance Committee would be independent directors of the Company, in light of stockholder concern about directors who were not yet independent serving on the Governance Committee, on May 22, 2013 the Governance Committee and the Board determined not to appoint Messers Cariou and Rospek as members of the Governance Committee.

Item 9.01                                           Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description

10.1	Dynamic Materials Corporation 2006 Stock Incentive Plan (incorporated by reference from the Company’s Form 10-Q filed with the Commission on November 2, 2006).

10.2	Amendment to Dynamic Materials Corporation 2006 Stock Incentive Plan.

10.3	Dynamic Materials Corporation Performance-Based Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: May 24, 2013	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial
Officer